THIS CONVERTIBLE PROMISSORY NOTE (“NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE LAW, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, AND MAY NOT BE SOLD, OFFERED FOR SALE, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS COVERING SUCH TRANSACTION.

CONVERTIBLE PROMISSORY NOTE

$500,000	February 18, 2019
Rochester, New York

FOR VALUE RECEIVED, DOCUMENT SECURITY SYSTEMS, INC. (“Document Security Systems” or the “Borrower”) promises to pay to LiquidValue Development Pte Ltd (the “Holder”), or to its order, the principal sum of $500,000 (the “Principal Amount”), of which up to $500,000 can be paid by the “Optional Conversion” (as hereinafter defined) of such amount into up to 446,428 shares of “Common Stock” (as hereinafter defined), provided all of the conditions precedent contained in Section 3 of this Note have been satisfied, together with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire Principal Amount due hereunder is paid in full at the rate(s) provided below.

1. Maturity. The aggregate outstanding Principal Amount, together with all accrued interest thereon and expenses incurred by the Holder in connection herewith (cumulatively, the “Outstanding Amount”), shall be due and payable in full on the earliest to occur of (the earliest of such events being the “Maturity Date”): (i) February 18, 2020 (the “Scheduled Maturity Date”) and (ii) the acceleration of this Note upon the occurrence of an Event of Default.

2. Interest. Interest shall accrue on the then outstanding balance of the Principal Amount at a fixed interest rate per annum equal to 8%. Accrued interest shall be payable in cash in arrears on the last day of each calendar quarter, with first interest payment to commence on June 30, 2019, until the Principal Amount is paid in full. If at any time the outstanding Principal Amount shall be paid in full, then all accrued interest shall be payable at the time of such principal payment.

3. Conversion.

3.1. Optional Conversion. At anytime during the term of this Note, and provided all of the conditions precedent contained in Section 3 of this Note have been satisfied, up to $500,000 (“Maximum Conversion Amount”) of the outstanding balance of the Principal Amount may, at the sole option of the Holder, be converted, in whole or in part, into fully paid and non-assessable shares of Document Security Systems’ common stock, par value $0.02 per share (the “Common Stock”), at a conversion price equal to $1.12 per share (the “Conversion Price”), subject to adjustment as set forth herein (“Optional Conversion”).

3.2. Mechanics of Conversion. The Holder shall notify the Borrower in writing of its election to convert all or part of the Maximum Conversion Amount (“Conversion Amount”) in accordance with Section 3.1 (“Conversion Notice”). Such conversion shall only become effective after all of the following conditions have been satisfied:

a. Borrower receives the Conversion Notice;

b. Borrower receives all necessary consents and approvals for such conversion, including but not limited to those consents and approvals required under any State and Federal securities laws (collectively “Approvals”), which Approvals Borrower will make a good faith effort to obtain after receipt of the Conversion Notice;

c. Holder executes any and all documents required in connection with such Approvals and the conversion;

d. Borrower issues and delivers to Holder a certificate or certificates for the number of shares of Common Stock, if any, to which Holder shall be entitled as provided herein, within seven (7) calendar days of receipt of the Conversion Notice (“Certificates”); and

e. Holder provides Borrower with written confirmation that the outstanding balance of the Principal Amount has been reduced by the Conversion Amount (“Reduction Certificate”). Upon the occurrence of the events set forth in Sections 3.2 (a), (b), (c), and (d) above, and this Section 3.2(e), Borrower shall deliver to the Holder a Restated Note (“Restated Note”) evidencing the remaining outstanding balance of the Principal Amount, if any, which Restated Note shall in all other respects be identical with this Note, except that the Maximum Principal Amount shall be reduced by the Conversion Amount.; provided however, there will be no obligation to issue a Restated Note in the event of conversions of less than an aggregate of $50,000.

3.3. Fractional Shares. No fractional shares of Common Stock shall be issued upon the completion of the Optional Conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Borrower may either, at Borrower’s option, pay cash equal to such fraction multiplied by the Conversion Price or have such amount continue to be included as part of the outstanding Principal Amount.

3.4. Subdivision or Combination of Common Stock. If Document Security Systems at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if Document Security Systems at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

3.5. Merger, Consolidation or Sale of Assets. If there shall be a merger or consolidation of Document Security Systems with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of Document Security Systems), or the sale of all or substantially all of Document Security Systems’ capital stock or assets to any other person, then as a part of such transaction, and provided all of the conditions precedent to the issuance of the Certificates have been satisfied, provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of Document Security Systems or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised the Optional Conversion immediately prior thereto.

3.6. Notice of Adjustment to Conversion Price. Upon any adjustment or other change relating to the Conversion Price or the securities issuable upon the conversion pursuant to the Optional Conversion, then, and in each such case, the Borrower shall give to the Holder written notice thereof, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease in the number or other denominations of securities issuable at such price upon completion of the Optional Conversion setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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3.7. Reservation of Shares. Document Security Systems covenants that upon receiving additional listing approval from the NYSE American stock exchange for the Common Stock underlying this Note, it will at all times until this Note is paid or converted, as applicable under the terms hereof reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issue upon completion of any Optional Conversion, such number of shares of Common Stock as shall then be issuable upon the completion of the Optional Conversion.

3.8. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon Holder or any other person by virtue of its ownership of this Note, any rights whatsoever as a stockholder of Document Security Systems.

3.9 The Optional Conversion shall automatically terminate and become null and void upon the occurrence of any of the following events:

a. Payment in full of the Principal Amount and any other sums due hereunder; or

b. Assignment of this Note or Holder’s rights under this Note by Holder; or

c. After exercising commercially reasonable and good faith efforts, Borrower fails to obtain the Approvals within 180 days of Borrower’s receipt of the Conversion Notice; or

d. Holder’s exercise of the Optional Conversion and completion of the conversion up to the Maximum Conversion Amount.

4. Optional Borrower Redemption. At any time Borrower shall have the right to redeem or prepay all or any portion of the then outstanding Principal Amount of this Note without premium.

5. Usury. All agreements between the Borrower and the Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, or detention of the indebtedness evidenced hereby exceed the maximum permissible amount under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Holder should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest, and, if the Principal Amount of this Note has been paid in full, shall be refunded to the Borrower.

6. Late Charge. If an interest payment is not received within ten days of its due date, Borrower shall pay a late charge equal to two percent (2%) of the delinquent amount; any excess collected by mistake shall be refunded on request, and each such late charge shall be separately charged and collected by the Holder. Payments may be applied in any order in the sole discretion of the Holder but prior to demand, shall be applied first to past due interest, expenses and late charges, then to scheduled principal payments, if any, which are past due, then to current interest, expenses and late charges, and last to remaining principal.

7. Replacement of Note. If this Note is mutilated, lost, stolen or destroyed, the Borrower shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Note, a new Note, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.

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8. Events of Default. The following constitute an event of default (“Event of Default”):

a. Borrower fails to pay any amount of principal, interest or other amounts under this Note when due and said failure continues for a period of thirty (30) days after Borrower’s receipt of written notice from Holder;

b. Borrower fails or neglects to perform, keep or observe any of the covenants, conditions or agreements contained in this Note and such failure or neglect continues after Holder provided Borrower with thirty (30) days written notice thereof;

c. Any warranty or representation now or hereafter made by the Borrower in connection with this Note is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time pursuant to this Note by the Borrower to the Holder is untrue or incorrect in any material respect, on the date as of which the facts set forth therein are stated or certified;

d. A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against Borrower which is not dismissed within sixty (60) days of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by Borrower or the Borrower makes an assignment for the benefit of creditors or Borrower takes any corporate action to authorize any of the foregoing;

e. Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated; or

f. Borrower becomes insolvent or fails generally to pay its debts as they become due, and said failure continues for a period of thirty (30) days after written notice of same from the Holder to the Borrower.

9. Remedies. Upon the occurrence of an Event of Default, at the option and upon the written declaration of the Holder (or automatically without such declaration if an Event of Default set forth in Section 8(d) occurs), the entire Outstanding Amount shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and Holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

10. Miscellaneous.

a. Notices. All notices to any party required or permitted hereunder shall be in writing and shall be sent to the physical address or email address set forth for such party as follows:

i.	If to the Holder:

LiquidValue Development Pte Ltd

7th Floor, Skyway Centre

23 Queen’s Road West

Sheung Wan, Hong Kong

Attention: Fai H. Chan

fai@sed.com.sg

ii.	If to Borrower:

Document Security Systems, Inc.

200 Canal View Boulevard, Suite 300

Rochester, NY 14623

Attention: Chief Financial Officer

pjones@dsssecure.com

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Any such notice shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a recognized national overnight courier, specifying next day delivery, or two days after deposit with a recognized international overnight courier, specifying two day delivery, in each case with written verification of receipt.

b. Waiver. No failure to exercise, and no delay in exercising, on the part of the Holder, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

c. Amendments. Any term, covenant, or condition of this Note may be amended or waived only by written consent of the Borrower and the Holder.

d. Expenses. Any reasonable expense incurred by the Holder (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the administration, or enforcement of this Note and any other document executed by the Borrower in connection with the obligations of Borrower hereunder or any amendment hereto or thereto, or the exercise of any right or remedy upon the occurrence of an Event of Default, including, without limitation, the costs of collection and reasonable attorneys’ fees and expenses, shall be paid by the Borrower within thirty (30) days of receiving written notice thereof from the Holder. Any such expense incurred by the Holder and not timely paid by the Borrower shall be added to the other obligations hereunder and shall earn interest at the same rate per annum as the principal hereunder.

e. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict or choice of laws principles. Any litigation involving this Note shall be brought in the County of Monroe and State of New York.

f. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. This Note and the rights, privileges and obligations of Holder hereunder, shall not be assigned, sold or transferred by Holder, in part or in full without the prior written consent of the Borrower, provided that the Holder may assign or transfer any of its rights, privileges, or obligations set forth in, arising under, or created by this Agreement to any entity controlled by, controlling or under common control with the Holder. The Borrower may not assign this Note without prior written consent of the Holder, provided that the Borrower may assign this Note to any successor of all or substantially all of its assets or business, or any entity surviving the merger, combination or consolidation with the Borrower. Notwithstanding the above, under no circumstances shall the Optional Conversion or the rights, privileges and obligations of Holder pursuant thereto be separately assigned by Holder.

g. Entire Agreement. This Note constitutes the full and entire agreement of the Borrower and the Holder with respect to the subject matter hereof.

h. Confidentiality. In addition to separate confidentiality agreement, if any, the Holder will at all times keep confidential and not divulge, use or make accessible to anyone the terms and conditions of this Note and the transactions described herein, and any non-public material information concerning or relating to the business or financial affairs of the Borrower to which such party has been or will become privy relating to this Note, except to its employees and advisors in such capacity, as required to perform its obligations hereunder, if required by law or rules of a stock exchange on which its or its parent’s securities are listed, or with the prior written consent of the Borrower.

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IN WITNESS WHEREOF, the parties have caused this Note to be executed by their duly authorized representatives as of the day and year first above written.

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Jeffrey Ronaldi
Name:	Jeffrey Ronaldi
Title:	Chief Executive Officer

LIQUIDVALUE DEVELOPMENT PTE LTD

By:	/s/ Fai H. Chan
Name:	Fai H. Chan
Title:	Owner

[Signature Page to Convertible Promissory Note]